Exhibit 23.4

July 10, 2020

Li Auto Inc. (the “Company”)

8th Floor, Block D, Building 8

4th District of Wangjing East Garden

Chaoyang District, Beijing 100102

People’s Republic of China

+86 (10) 8742-7209

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on July 10, 2020 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Hongqiang Zhao
Name: Hongqiang Zhao